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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-65570, 333-51984, 333-40590, 333-81883,
333-71809, 333-69395, 333-44217 and 333-35569) and Form S-8 (Nos. 333-57304,
333-37968, 333-79265, 333-58345 and 333-41595) of Impax Laboratories, Inc. of
our report dated February 12, 2002, except for Note 18, as to which the date is February 20, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Philadelphia, PA
March 20, 2002